UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 3, 2006

COMPUTER SOFTWARE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-34144	98-0216911
(Commission File Number)	(IRS Employer Identification No.)

1661 East Main Street, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a) Registration Rights Waiver Extension Letter

On February 10, 2005, Computer Software Innovations, Inc. (the “Company”) and Barron Partners LP (“Barron”) entered into a registration rights agreement (the “Registration Rights Agreement”) whereby the Company is obligated to register the resale of shares of its common stock underlying the shares of preferred stock and warrants held by Barron. Among other things, the Registration Rights Agreement required that the Company use its best efforts to cause its registration statement to be declared effective by June 11, 2005, or be subject to liquidated damages. The Registration Rights Agreement was previously disclosed in the Company’s Current Report on Form 8-K filed on February 16, 2005. The parties’ November 7, 2005 amendment to the Registration Rights Agreement was disclosed on a Current Report on Form 8-K filed on November 14, 2005.

The Company and Barron have, on five previous occasions (June 6, 2005; July 8, 2005; August 16, 2005; September 30, 2005; and January 9, 2006), agreed to extend the required effective date for the registration statement. The most recent extension provided for a required effectiveness date of January 31, 2006. The five previous extensions were disclosed in Current Reports on Form 8-K filed on June 9, 2005; July 13, 2005; the Company’s Quarterly Report on Form 10-QSB filed on August 22, 2005; a Current Report on Form 8-K filed on October 12, 2005; and a Current Report on Form 8-K filed January 11, 2006.

On February 3, 2006, the Company and Barron entered into a letter agreement further extending the required effective date of the registration statement to February 28, 2006. A copy of the letter agreement is filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
10.1	Letter Agreement by and between the Company and Barron Partners LP dated February 3, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ Nancy K. Hedrick
Name:	Nancy K. Hedrick
Title:	President and CEO

Dated: February 7, 2006

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter Agreement by and between the Company and Barron Partners LP dated February 3, 2006.

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